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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         June 2, 2000
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                        SUNGLASS HUT INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)


               FLORIDA                     0-21690              65-0667471
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(State or Other Jurisdiction of    (Commission File No.)       (IRS Employer
        Incorporation                                       Identification No.)

255 Alhambra Circle, Coral Gables, Florida                                 33134
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(Address of principal executive office)                                Zip code)


Registrant's telephone number, including area code:       (305) 461-6100
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                                 Not Applicable
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         (Former Names or Former Address, if Changed Since Last Report)


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ITEM 2.  Acquisition Or Disposition Of Assets

         Pursuant to a Stock Purchase Agreement (the "Purchase Agreement"), dated as of May 5, 2000, by and among the Registrant, Watch World Licensing Corp., ("Watch World") and the "Stockholders" of Watch World named therein, a copy of which is attached hereto as Exhibit 2.1, and incorporated herein for all purposes, the Registrant purchased all of the outstanding capital stock of Watch World on June 2, 2000. The purchase will be accounted for under the purchase method of accounting.

         Pursuant to the Purchase Agreement, all of the outstanding shares of Watch World were purchased by the Registrant for an aggregate of approximately
(i) $11,110,085, (ii) 1,324,206 shares of common stock, par value $.01 per share, of the Registrant, and (iii) warrants to purchase up to 150,000 shares of common stock, par value $.01 per share, of the Registrant at a per share purchase price of $8.875. The cash consideration was obtained by the Registrant under its credit facility with Fleet National Bank, Inc.

         (a)   Exhibits

Exhibit No.                  Description of Exhibit
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2.1                          Stock Purchase Agreement, dated as of
                             May 5, 2000


                                       1
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 14, 2000                   SUNGLASS HUT INTERNATIONAL, INC.

                                       By:  /s/ LARRY G. PETERSEN
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                                            Larry G. Petersen
                                            Senior Vice President-Finance
                                            and Chief Financial Officer
                                            (principal financial officer)


                                       2


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                                 EXHIBIT INDEX

EXHIBIT                 DESCRIPTION
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  2.1              Stock Purchase Agreement, dated as of May 5, 2000